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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 18, 2006


                              WESTBANK CORPORATION
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             (Exact name of registrant as specified in its charter)

         Massachusetts                  0-12784                04-2830731
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  (State or other jurisdiction        (Commission             (IRS Employer
       of incorporation)              File Number)         Identification No.)

   225 Park Avenue, West Springfield, Massachusetts             01089
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       (Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (413) 747-1400

                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         NewAlliance Bancshares, Inc. ("NewAlliance," NYSE: NAL) and Westbank Corporation (the "Corporation," Nasdaq: WBKC) jointly announced on July 18, 2006 the execution of a definitive agreement in which NewAlliance will acquire the Corporation in an exchange of cash and stock. NewAlliance, headquartered in New Haven, Connecticut, is the holding company for NewAlliance Bank, which currently operates 71 banking offices in Connecticut. The Corporation, headquartered in West Springfield, Massachusetts, operates Westbank, a Massachusetts-chartered commercial bank and trust company with 17 banking offices (with one scheduled to close this summer) in Massachusetts and Connecticut.

         The transaction, approved by the Boards of Directors of both companies, is valued at approximately $116 million. The terms of the merger agreement call for each outstanding share of Westbank common stock to be converted into the right to receive $23.00 in cash or stock. The stock exchange ratio will be determined by dividing $23.00 by a 20-day average daily closing price of NewAlliance common stock on the New York Stock Exchange, provided that should the average NewAlliance price be below $13.30, the exchange ratio will be fixed at 1.7293, or should the average NewAlliance price be above $14.70, the exchange ratio will be fixed at 1.5646. Westbank shareholders will have the right to elect either cash or stock with the constraint that the overall transaction must be consummated with 50% of the payout in stock and 50% in cash. If there is an imbalance in elections, there will be a pro-ration of proceeds to achieve the 50/50 split.

         The transaction is subject to approval by the shareholders of Westbank, as well as customary regulatory approvals including the banking departments of both Massachusetts and Connecticut and the Federal Deposit Insurance Corporation.

         For additional information, reference is made to the press release dated July 18, 2006, which is included as Exhibit 99.1 and is incorporated herein by reference, and to the Agreement and Plan of Merger by and among NewAlliance Bancshares, Inc. and NewAlliance Bank and Westbank Corporation and Westbank, dated as of July 18, 2006, which is filed as Exhibit 2.4 and is incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)    The following exhibits are included with this Current Report on Form 8-K:

       Exhibit No.    Description
       -----------    --------------------------------------------------------
       2.4            Agreement and Plan of Merger by and among  NewAlliance
                      Bancshares,  Inc. and NewAlliance  Bank and Westbank
                      Corporation and Westbank, dated as of July 18, 2006.

       99.1           Press Release dated July 18, 2006.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated:  July 18, 2006                    WESTBANK CORPORATION


                                                  By:    /s/ John M. Lilly
                                                         -----------------------
                                                  Name:  John M. Lilly
                                                  Title: Treasurer and
                                                         Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibit No.   Description
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2.4           Agreement and Plan of Merger by and among NewAlliance Bancshares,
              Inc. and NewAlliance Bank and Westbank Corporation and Westbank, dated as of July 18, 2006.

99.1          Press Release dated July 18, 2006.